EXHIBIT A

                      FIRST TRUST EXCHANGE-TRADED FUND II

FUNDS                                                                  DATE
First Trust STOXX(R) European Select Dividend Index Fund        January 31, 2020
First Trust FTSE EPRA/NAREIT Developed Markets                  January 31, 2020
Real Estate Index Fund
First Trust Dow Jones Global Select Dividend Index Fund         January 31, 2020
First Trust Global Wind Energy ETF                              January 31, 2020
First Trust Global Engineering and Construction ETF             January 31, 2020
First Trust NASDAQ(R) Clean Edge Smart Grid Infrastructure January 31, 2020 Index Fund
First Trust Indxx Global Natural Resources Income ETF           January 31, 2020
First Trust Indxx Global Agriculture ETF                        January 31, 2020
First Trust BICK Index Fund                                     January 31, 2020
First Trust Nasdaq Smartphone Index Fund                        January 31, 2020
First Trust NASDAQ Global Auto Index Fund                       January 31, 2020
First Trust Cloud Computing ETF                                 January 31, 2020
First Trust International IPO ETF                               January 31, 2020
First Trust Nasdaq Cybersecurity ETF                            January 31, 2020
First Trust IPOX Europe Equity Opportunities ETF                October 1, 2020
First Trust Dow Jones International Internet ETF                October 31, 2020